Exhibit 99.1
Noble Corporation Reports Record Earnings of $1.86 Per Share
For the First Quarter 2007 on Revenues of $646 Million
     SUGAR LAND, Texas, April 19 — Noble Corporation (NYSE:NE) today reported first quarter earnings of $250 million or $1.86 per diluted ordinary share versus $200 million or $1.47 in the prior quarter and $145 million or $1.05 in the first quarter of last year.
     Contract drilling services revenue for the first quarter was $577 million, up 14 percent compared to $508 million in the prior quarter and up 41 percent compared to $408 million in the first quarter of last year.
     Cash operating margins exceeded 65 percent, generating $270 million in net cash provided by operating activities in the first quarter. The Company invested $237 million in capital projects during the quarter. Debt as a percentage of total capitalization increased to 19 percent at March 31, 2007, from 18 percent at December 31, 2006.
     Mark A. Jackson, Noble Corporation President and Chief Executive Officer, said, “Our strong first quarter results reflect continued execution of our strategy — securing contracts for our premium jackups in key international markets, adding to our ultra-deepwater fleet, maximizing our margins by controlling costs, and delivering on our shipyard projects. At the same time, we extended our outstanding safety record by working over 3 million hours without a lost time accident.”
     As previously announced in February of this year, the Company’s Board of Directors approved an increase in the total number of ordinary shares authorized for repurchase to 15.3 million shares. During the first quarter, the Company repurchased 1.2 million shares at an average price of $72.71 for a total investment of $87 million. In the last 12 months, 5 million shares have been repurchased with a total investment of $354 million at an average price of $70.85 per share.
Operations Review
     All of the Company’s premium jackups are located in four major international markets, where activity increases and strong pricing momentum led to higher dayrates for contracts that were extended or renewed by the Company in the first quarter. Including contracts signed in the current quarter, 86 percent and 51 percent of available days for our international jackup fleet are committed for 2007 and 2008, respectively.
     In the Middle East, the Noble Kenneth Delaney received a contract extension at $195,000 per day and the Noble Dick Favor received an extension at a dayrate of $160,000. Both of these extensions were leading edge dayrates for jackups working in water depths of 300 and 150 feet, respectively.
     The Company also received commitments in the North Sea for the Noble Lynda Bossler and the Noble George Sauvageau at dayrates of $220,000 and $225,000, extending their contracts through mid and late 2008. Both jackups are capable of working in water depths up to 250 feet.
     Contracts were also extended for jackups located in West Africa and Mexico during the quarter, the Noble Don Walker at a dayrate of $165,000 currently working in Nigeria, and $150,000 per day for the Noble Earl Frederickson working for PEMEX. The Noble Don Walker, a 150 foot jackup, is now contracted through the spring of 2008. In Mexico, the Noble Earl Frederickson, a 250 foot jackup, is also contracted through the spring of 2008.
     In the deepwater arena, the Company announced the signing of a Letter of Intent for the Noble Jim Day, adding another 12,000 foot dynamically positioned semisubmersible to our fleet in late 2009. With the completion of the Noble Clyde Boudreaux, Noble will operate six deepwater semisubmersibles in the U.S. Gulf of Mexico, which account for approximately 25 percent of total contract drilling services revenue.
Shipyard Projects Update
     At the end of the first quarter, the Company had customer commitments for three 400 foot jackups and one 10,000 foot dynamically positioned semisubmersible being constructed in Dalian, China. The first of these new jackups, the Noble Roger Lewis, is scheduled for final commissioning and transport to Qatar in the third quarter of 2007. The Noble Hans Deul and Noble Scott Marks are scheduled for final commissioning and transport to the North Sea in the second quarters of 2008 and 2009, respectively. All of our new jackups are being constructed under turnkey contracts with the shipyard.
     The Noble Dave Beard, a 10,000 foot dynamically positioned semisubmersible, is scheduled for final commissioning and transport to Brazil in the third quarter of 2008.
     Construction on the Noble Danny Adkins and the Noble Jim Day, two 12,000 foot dynamically positioned semisubmersibles, is well under way in the Jurong shipyard in Singapore. All long lead time equipment has been purchased, facilitating the scheduled delivery of the Noble Danny Adkins in the first quarter of 2009 and a fourth quarter 2009 delivery for the Noble Jim Day. Achieving on-time delivery for our seven major newbuild projects, including the Noble Clyde Boudreaux, should generate additional earnings per share of approximately $3.90 in the calendar year 2010.
     In addition to the major newbuild projects described above, the Company budgeted 602 unpaid shipyard days in 2007 for major upgrades, repairs and inspections of our existing fleet, comprising 21 separate projects. In the first quarter, Noble budgeted 98 shipyard days on five projects in three different shipyards. Actual shipyard days were 1 percent above Budget while actual costs were 2 percent below Budget.
Conference Call
     Noble will hold a conference call today at 1:00 p.m., Central time, to provide shareholders and other interested parties an overview of the Company’s first quarter 2007 performance. Those interested in hearing the conference call may listen via telephone by dialing 800-737-8127, or internationally 212-231-6042, using pass code 21324117. Alternatively, interested parties may listen to the call over the Internet through the Investor section of the Company’s Web site, using the “Web cast” link. A replay of the conference call will be available on Thursday, April 19, 2007, beginning at 5:00 p.m., Central time, through Wednesday, April 25, 2007, ending at 5:00 p.m., Central time. The phone number for the conference call replay is 800-633-8284 or internationally 402-977-9140. The access code is the same (as indicated above for the conference call). The conference call may include non-GAAP financial measures. Noble will post a reconciliation of those measures to the most directly comparable GAAP measures in the Investor section of the Company’s Web site under the heading “Reg. G Reconciliation.”
     This news release may contain “forward-looking statements” about the business, financial performance and prospects of the Company. Statements about the Company’s or management’s plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future are forward-looking statements. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.
     Noble Corporation is a leading provider of diversified services for the oil and gas industry. The Company performs contract drilling services with its fleet of 62 mobile offshore drilling units located in key markets worldwide, including the U.S. Gulf of Mexico, Middle East, Mexico, the North Sea, Brazil, West Africa and India. The fleet count includes six rigs under construction. The Company also provides labor contract drilling services, well site and project management services, and engineering services. The Company’s ordinary shares are traded on the New York Stock Exchange under the symbol “NE”.
     Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.
NC-406
04/19/07
For additional information, contact:

For Investors:	Lee M. Ahlstrom, Vice President — Investor Relations and Planning,
Noble Drilling Services Inc., 281-276-6440

For Media:	John S. Breed, Director of Corporate Communications,
Noble Drilling Services Inc., 281-276-6729

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2007	2006
OPERATING REVENUES
Contract drilling services	$576,915	$408,347
Reimbursables	31,143	23,072
Labor contract drilling services	36,555	26,516
Engineering, consulting and other	1,811	3,980

	646,424	461,915

OPERATING COSTS AND EXPENSES
Contract drilling services	196,842	160,864
Reimbursables	27,546	20,052
Labor contract drilling services	28,403	21,938
Engineering, consulting and other	3,641	3,271
Depreciation and amortization	64,465	59,361
Selling, general and administrative	14,226	10,285
Hurricane losses and (recoveries), net	—	(4,404)

	335,123	271,367

OPERATING INCOME	311,301	190,548

OTHER INCOME (EXPENSE)
Interest expense, net of amount capitalized	(1,504)	(12,479)
Other, net	1,158	2,342

INCOME BEFORE INCOME TAXES	310,955	180,411
INCOME TAX PROVISION	(60,635)	(35,180)

NET INCOME	$250,320	$145,231

NET INCOME PER SHARE:
Basic	$1.87	$1.06
Diluted	$1.86	$1.05

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	133,561	136,721
Diluted	134,800	138,455

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited)

	March 31,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$77,113	$61,710
Accounts receivable	461,547	408,241
Insurance receivables	39,717	54,191
Inventories	4,642	4,461
Prepaid expenses	22,941	20,491
Other current assets	26,106	20,886

Total current assets	632,066	569,980

PROPERTY AND EQUIPMENT
Drilling equipment and facilities	5,428,410	5,215,477
Other	76,690	71,870

	5,505,100	5,287,347
Accumulated depreciation	(1,476,242)	(1,428,954)

	4,028,858	3,858,393

OTHER ASSETS	159,704	157,541

	$4,820,628	$4,585,914

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$9,800	$9,629
Accounts payable	138,897	196,111
Accrued payroll and related costs	88,225	93,251
Taxes payable	95,666	52,793
Interest payable	7,883	9,683
Other current liabilities	68,217	64,793

Total current liabilities	408,688	426,260

LONG-TERM DEBT	766,965	684,469
DEFERRED INCOME TAXES	222,315	219,521
OTHER LIABILITIES	51,585	34,019

	1,449,553	1,364,269

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	(7,439)	(7,348)

SHAREHOLDERS’ EQUITY
Ordinary shares-par value $0.10 per share; 400,000 shares authorized; 133,749 shares issued and outstanding in 2007; 134,592 shares issued and outstanding in 2006	13,375	13,459
Capital in excess of par value	710,728	789,354
Retained earnings	2,673,967	2,446,056
Accumulated other comprehensive income (loss)	(19,556)	(19,876)

	3,378,514	3,228,993

	$4,820,628	$4,585,914

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$250,320	$145,231
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64,465	59,361
Deferred income tax provision	2,794	—
Share-based compensation expense	7,340	5,395
Hurricane losses and recoveries, net	—	(4,404)
Other	2,903	(2,284)
Other changes in current assets and liabilities:
Accounts receivable	(53,306)	(55,277)
Other current assets	5,795	(15,680)
Accounts payable	(49,536)	(3,424)
Other current liabilities	39,471	22,185

Net cash provided by operating activities	270,246	151,103

CASH FLOWS FROM INVESTING ACTIVITIES
New construction	(115,049)	(114,092)
Other capital expenditures	(103,216)	(76,704)
Major maintenance expenditures	(18,413)	(24,426)
Accrued capital expenditures	9,627	—
Proceeds from sales and maturities of marketable securities	—	6,582

Net cash used for investing activities	(227,051)	(208,640)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on credit facilities	170,000	—
Payments on bank credit facilities	(85,000)	—
Payments of other long-term debt	(2,345)	(4,408)
Net proceeds from employee stock transactions	(481)	6,529
Dividends paid	(5,409)	(5,486)
Repurchases of ordinary shares	(104,557)	—

Net cash used for financing activities	(27,792)	(3,365)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	15,403	(60,902)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	61,710	121,845

CASH AND CASH EQUIVALENTS, END OF PERIOD	$77,113	$60,943

NOBLE CORPORATION AND SUBSIDIARIES
FINANCIAL AND OPERATIONAL INFORMATION BY SEGMENT
(In thousands, except utilization amounts, operating days and average dayrates)
(Unaudited)

	Three Months Ended March 31,								Three Months Ended December 31,
	2007				2006				2006
	International	Domestic			International	Domestic			International	Domestic
	Contract	Contract			Contract	Contract			Contract	Contract
	Drilling	Drilling	Other	Total	Drilling	Drilling	Other	Total	Drilling	Drilling	Other	Total
OPERATING REVENUES
Contract drilling services	$429,478	$147,437	$—	$576,915	$272,871	$135,476	$—	$408,347	$386,260	$121,586	$—	$507,846
Reimbursables	15,989	3,780	11,374	31,143	11,490	6,229	5,353	23,072	14,553	2,021	7,268	23,842
Labor contract drilling services	—	—	36,555	36,555	—	—	26,516	26,516	—	—	27,073	27,073
Engineering, consulting and other	92	138	1,581	1,811	449	163	3,368	3,980	(1,298)	124	1,237	63

	$445,559	$151,355	$49,510	$646,424	$284,810	$141,868	$35,237	$461,915	$399,515	$123,731	$35,578	$558,824

OPERATING COSTS AND EXPENSES
Contract drilling services	$160,124	$36,718	$—	$196,842	$122,887	$37,977	$—	$160,864	$151,921	$31,250	$—	$183,171
Reimbursables	13,284	3,655	10,607	27,546	8,792	6,073	5,187	20,052	12,166	1,764	6,460	20,390
Labor contract drilling services	—	—	28,403	28,403	—	—	21,938	21,938	—	—	21,782	21,782
Engineering, consulting and other	161	(20)	3,500	3,641	(35)	(110)	3,416	3,271	(181)	2	3,149	2,970
Depreciation and amortization	48,071	13,738	2,656	64,465	45,768	12,540	1,053	59,361	50,790	13,810	1,259	65,859
Selling, general and administrative	10,390	3,270	566	14,226	5,463	3,306	1,516	10,285	10,128	2,482	847	13,457
Hurricane losses and (recoveries), net	—	—	—	—	—	(4,404)	—	(4,404)	—	(6,300)	—	(6,300)

	$232,030	$57,361	$45,732	$335,123	$182,875	$55,382	$33,110	$271,367	$224,824	$43,008	$33,497	$301,329

OPERATING INCOME	$213,529	$93,994	$3,778	$311,301	$101,935	$86,486	$2,127	$190,548	$174,691	$80,723	$2,081	$257,495

OPERATING STATISTICS
Jackups:
Average Rig Utilization	98%	N/A		98%	100%	86%		99%	93%	N/A		93%
Operating Days	3,512	N/A		3,512	3,420	155		3,575	3,431	N/A		3,431
Average Dayrate	$102,112	N/A		$102,112	$63,880	$101,112		$65,482	$89,769	N/A		$89,769

Semisubmersibles — (6,000 feet or greater):
Average Rig Utilization	100%	100%		100%	100%	100%		100%	100%	100%		100%
Operating Days	180	360		540	180	360		540	184	368		552
Average Dayrate	$153,023	$313,256		$259,837	$89,261	$241,562		$190,795	$164,081	$281,654		$242,468

Semisubmersibles — (less than 6,000 feet):
Average Rig Utilization	50%	100%		67%	100%	100%		100%	77%	27%		60%
Operating Days	90	90		180	90	180		270	141	25		166
Average Dayrate	$199,055	$154,390		$176,722	$113,430	$124,183		$120,599	$141,996	$111,777		$138,141

Drillships:
Average Rig Utilization	93%	N/A		93%	100%	N/A		100%	100%	N/A		100%
Operating Days	252	N/A		252	270	N/A		270	276	N/A		276
Average Dayrate	$100,740	N/A		$100,740	$104,189	N/A		$104,189	$101,491	N/A		$101,491

Submersibles:
Average Rig Utilization	N/A	95%		95%	N/A	67%		67%	N/A	74%		74%
Operating Days	N/A	256		256	N/A	180		180	N/A	205		205
Average Dayrate	N/A	$81,047		$81,047	N/A	$58,506		$58,506	N/A	$73,607		$73,607

Total:
Average Rig Utilization	95%	98%		96%	100%	88%		98%	93%	81%		92%
Operating Days	4,034	706		4,740	3,960	875		4,835	4,032	598		4,630
Average Dayrate	$106,461	$208,755		$121,705	$68,909	$154,830		$84,465	$95,791	$203,293		$109,666

(1)	Effective January 1, 2007, the Company’s 30 percent net profit interest in the Noble Kolskaya is reported in labor contract drilling services. For the quarters ended March 31, 2007, 2006 and December 31, 2006, Noble Kolskaya labor contract drilling margin was $3.6 million, $2.3 million and $2.0 million, respectively.